Exhibit 10.80

NATIONSTAR MORTGAGE HOLDINGS INC.

GRANT OF CASH-BASED AWARD

Grantee: __________________________
Grant Date: _________________________
Cash-Based Award Amount: ___________________
General Vesting Schedule: [graded vesting at 33.3% over a three-year period] [100% at the end of three years] [100% at on the first anniversary of the Grant]
Performance Period: [3] years commencing on the anniversary date of the Grant Date

1. Grant of Cash-Based Award. Pursuant to, and subject to, the terms and conditions set forth herein and in the 2012 Incentive Compensation Plan (the “Plan”), Nationstar Mortgage Holdings Inc. (the “Company”) hereby grants to Grantee a Cash-Based Award, as defined in the Plan, in the amount set forth above.

2. Vesting Date. The Cash-Based Award shall become vested as follows:

[33.3% of the Cash-Based Award shall vest on the first anniversary of the Grant Date; 33.3% of the Cash-Based Award shall vest on the second anniversary of the Grant Date; and 33.4% of Cash-Based Award shall vest on the third anniversary of the Grant Date (each a “Vesting Date”)];

[100% of the Cash-Based Award shall vest on the third anniversary of the Grant Date (“Vesting Date”)]; or

[100% of the Cash-Based Award shall vest on the first anniversary of the Grant Date (“Vesting Date”)].

provided that, (i) in the event that the Grantee's employment with the Company ends on account of the Grantee's death or Disability at any time, the unvested portion of the Cash-Based Award shall immediately vest on such date as service ends, and (ii) in the event of a Change in Control, the unvested portion of the Cash-Based Award shall vest on such Change in Control (each, a “Vesting Date”); and further provided that the Grantee remains continuously employed through such Vesting Date.

For purposes of this Agreement, “Disability” shall mean (i) “Disability” as defined in such Grantee's written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Disability”; or (ii), in the case of any Grantee who is not party to any such written contract or whose written contract does not contain a definition of “Disability,” a mental or physical condition which, with or without reasonable accommodations, renders a Grantee permanently unable or incompetent to carry out the responsibilities he or she held or tasks and duties to which he or she was assigned at the time the condition was incurred, with such determination to be made by the Committee on the basis of such medical and other competent evidence as the Committee in its sole discretion shall deem relevant.

3. Time and Form of Payment. Within 60 days after a Vesting Date, an amount equal to a Grantee's vested Award, to the extent not yet already paid, shall be payable to the Grantee. Payment of a vested Award shall be made in cash.

4. Forfeiture. Subject to the provisions of the Plan and Section 2 of this Agreement, the portion of the Cash-Based Award which has not become vested on the date the Grantee's employment with the Company ends for any reason, shall immediately be forfeited on such date.

5. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board of Directors or the Committee shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

6. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

7. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, or a delegatee in respect of the Plan, this Agreement and this Cash-Based Award shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee's own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Acknowledged and Accepted:

___________________________
[Grantee]